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                                                                     Exhibit 8.1
                                              March 24, 1997


                       Re:   Issuance and Sale of Trust Originated
                             Preferred Securities by PP&L Capital Trust
                             ------------------------------------------

Pennsylvania Power & Light Company
Two North Ninth Street
Allentown, Pennsylvania 18101

PP&L Capital Trust
c/o Pennsylvania Power & Light
Two North Ninth Street
Allentown, Pennsylvania 18101


Ladies and Gentlemen:

          We have acted as special tax counsel ("Tax Counsel") to Pennsylvania Power & Light Company, a Pennsylvania corporation (the "Company"), and PP&L Capital Trust, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration No. 333-20661) (as
amended, the "Registration Statement") under the Securities Act of 1933, as amended, and with respect to: (i) the issuance and sale of the junior subordinated deferrable interest debentures (the "Subordinated Debentures") by the Company pursuant to the Junior Subordinated Indenture, dated as of April 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Indenture Trustee") and (ii) the issuance and sale of Trust Originated Preferred Securities (the "Preferred Securities") and Trust Common
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                                                                  March 24, 1997

Securities (collectively, the "Trust Securities") pursuant to the Amended and Restated Trust Agreement, among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein (the "Trust Agreement"). The Preferred Securities will be offered for sale to investors pursuant to the Registration Statement.

          The Trust Securities are guaranteed by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Guarantee Agreement (the "Guarantee Agreement") between the Company and The Chase Manhattan Bank, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the holders of the Trust Securities.

          All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

          In delivering this opinion letter, we have reviewed and relied upon:
(i) the Registration Statement, (ii) a form of the Indenture; (iii) a form of the Subordinated Debentures; (iv) a form of the Trust Agreement; (v) a form of the Guarantee Agreement; and (vi) forms of the Trust Securities, in the case of each "form", as such form was filed as an exhibit to the Registration Statement. Further, we have relied upon certain other statements and representations contained in the Company's letter of representation attached hereto as Exhibit
A. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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                                                                  March 24, 1997

          In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the Subordinated Debentures and Trust Securities will be consummated in accordance with the terms of the documents and forms of documents described herein.

          On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust Agreement, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

          We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Preferred Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.
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                                      -4-

                                                                  March 24, 1997

          Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

          We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

          We hereby consent to the use of this opinion for filing as Exhibit 8.1 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Consequences" and "Validity of Securities".



                                              Very truly yours,



                                              Simpson Thacher & Bartlett